Exhibit 10.3

SERVICES AGREEMENT

THIS SERVICES AGREEMENT (this “Agreement”) is entered into as of November 4, 2022 (the “Execution Date”) by and between Morgenesis LLC, a Delaware limited liability company (the “Company”), and Orgenesis Inc., a Nevada corporation (“Orgenesis Parent”). The Company and Orgenesis Parent are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, MM OS Holdings, L.P. (“Investor”), the Company and Orgenesis Parent have entered into that certain Purchase Agreement, dated November 4, 2022 (as amended, modified or supplemented from time to time in accordance with its terms, the “Purchase Agreement”), whereby Investor agrees to purchase from the Company, and the Company agrees to issue to Investor, 3,019,651 Class A Preferred Units of the Company; and

WHEREAS, in connection with consummating the transactions contemplated by the Purchase Agreement, the Parties shall enter into this Agreement, pursuant to which, following the Closing (as defined in the Purchase Agreement), Orgenesis Parent shall provide (or cause to be provided) certain services to the Company, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound by the terms hereof, agree as follows:

Article I
DEFINITIONS

Section 1.1 Capitalized Terms. Capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.

Article II
TERM

Section 2.1 Term. The initial term of this Agreement shall commence as of the Execution Date and shall continue until the date that is three years after the Execution Date, unless earlier terminated pursuant to Article 7 of this Agreement; provided that the term of this Agreement shall be extended automatically for successive three-year periods, unless (i) terminated by either Party by written notice to the other Party at least 90 days prior to the expiration of the then-current term or (ii) terminated pursuant to Article 7 of this Agreement (the initial term together with any such extensions, the “Term”).

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Article III
SERVICES

Section 3.1 Services.

(a) Upon the terms and subject to the conditions set forth in this Agreement, the Company hereby engages Orgenesis Parent to perform and provide, or cause to be performed and provided, and Orgenesis Parent hereby agrees to perform and provide, or cause to be performed or provided, to the Company the services set forth in Schedule I, as may be modified from time to time in accordance with the terms of this Agreement, attached hereto and hereby made a part hereof (hereinafter referred to individually as a “Service” or collectively as the “Services”) for the duration of the Term, unless this Agreement is terminated earlier pursuant to Article 7 of this Agreement.

(b) The Services shall be performed in compliance with all applicable Laws and with a general degree of care that is not less than the degree of care at which substantially the same services were performed by Orgenesis Parent or its Affiliates during the one-year period immediately prior to the date hereof. Orgenesis Parent agrees to assign sufficient resources and qualified personnel as are required to perform the Services in accordance with the standards set forth in the preceding sentence.

(c) The Company agrees to provide or cause to be provided to Orgenesis Parent, its Affiliates or any third-party service providers, as applicable, access to the facilities, assets, books and records or personnel of the Company (or its Affiliates), as applicable, to the extent reasonably necessary for the provision of the Services. Orgenesis Parent agrees that all of its and its Affiliates’ employees and any subcontractors, when on the property of the Company or when given access to any equipment, computer, software, network or files owned or controlled by the Company, shall conform to the policies and procedures of the Company (generally applicable to the Company employees and outside contractors) concerning health, safety and security which are made known to Orgenesis Parent in advance.

(d) With respect to the personnel providing the Services, Orgenesis Parent shall be solely responsible for (i) paying all wages, bonuses and commissions, (ii) providing all employee benefits, (iii) withholding and payment of applicable employment Taxes and other withholdings in accordance with all applicable Laws, (iv) the maintenance of workers’ compensation insurance and (v) all other employment related obligations and liabilities.

(e) The Company may terminate any Service without terminating this Agreement by delivering written notice to Orgenesis Parent at least 60 days in advance of termination of such Service, which termination will be effective on the first day of the calendar month following the expiration of such 60-day period; provided, however, with respect to a Service relating to management, the Parties acknowledge and agree that any such notice of termination or actual termination of Service pursuant to this Agreement, or any non-renewal or termination of this Agreement pursuant to the terms hereof, shall not impact any contractual arrangements that a service provider may have with Orgenesis Parent or any of its subsidiaries or affiliates, including, without limitation, any agreement that a service provider has with Orgenesis Services Sàrl. Upon termination of a Service in accordance with this Section 3.1(e), the Company shall no longer be obligated to pay any charges, fees, costs or Taxes associated with, and Orgenesis Parent shall no longer be obligated to perform or cause the performance of, such Service, except such charges, fees, expenses or Taxes incurred prior to such termination.

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(f) Notwithstanding the contents of Schedule I, Orgenesis Parent agrees to consider in good faith any reasonable request by the Company for access to any additional services that are necessary or useful for the operation of the Business and which are not currently contemplated in Schedule I, at a price to be agreed upon after good faith negotiations between the Parties. Any such additional services provided by Orgenesis Parent shall constitute Services under this Agreement and shall be subject in all respect to the provisions of this Agreement as if fully set forth on Schedule I.

(g) Notwithstanding any other provision of this Agreement to the contrary, Orgenesis Parent shall not be obligated to provide or cause to be provided any Service in a manner that would violate or contravene any applicable Law. To the extent that the provision of any Service would violate any applicable Law, the Parties agree to work together in good faith to provide such Service in a manner which would not violate any applicable Law.

Article IV
PAYMENT

Section 4.1 Payment. As compensation for providing the Services, the Company shall pay Orgenesis Parent the charges set forth on Schedule II attached hereto in the column entitled “Morgenesis Charge,” which shall be payable by the Company to Orgenesis Parent within 60 days of the Company’s receipt of any invoice from Orgenesis Parent. All payments due under this Section 4.1 shall be made to the account designated in writing by Orgenesis Parent in the applicable invoice.

Section 4.2 Right to Offset. Each Party shall be permitted to offset amounts owing to such Party pursuant to this Agreement against payments to be made by such Party pursuant to this Agreement.

Article V
INDEMNIFICATION; LIMITATION OF LIABILITY

Section 5.1 Indemnification. Orgenesis Parent shall indemnify, defend and hold harmless the Company and its Affiliates and all of their respective shareholders, directors, officers, partners, managers, members, agents, employees, successors and assigns against and from all damages to the extent caused by breach of this Agreement by, or the negligence or willful misconduct of, Orgenesis Parent or any of its Affiliates and all of their respective shareholders, directors, officers, partners, managers, members, agents, employees, successors and assigns in the performance of the Services or of any duty, obligation or service under this Agreement.

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Section 5.2 Limitation on Liability. NONE OF THE COMPANY, ORGENESIS PARENT OR ANY OF THEIR RESPECTIVE AFFILIATES OR ITS OR THEIR RESPECTIVE SHAREHOLDERS SHALL BE ENTITLED TO EXEMPLARY, SPECIAL OR PUNITIVE DAMAGES, INCLUDING ANY DIMINUTION IN VALUE, IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH OF THE COMPANY AND ORGENESIS PARENT, FOR ITSELF AND ON BEHALF OF ITS AFFILIATES OR ITS OR THEIR RESPECTIVE SHAREHOLDERS, HEREBY EXPRESSLY WAIVES ANY RIGHT TO EXEMPLARY, SPECIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

Article VI
CONFIDENTIAL INFORMATION

Section 6.1 Confidential Information. The Parties shall, and shall cause their employees, agents and advisors to, use reasonable efforts to preserve in strict confidence any confidential information obtained from the other Party, and shall refrain from (i) disclosing any such information without the prior written consent of the other Party, except as required or permitted by Law, legal process or securities exchange requirements or (ii) using such information other than in the performance of the Services under this Agreement, in each case unless such information (a) is or hereafter becomes known to the public through no violation of this Section 6.1 by the receiving Party, (b) is provided to the receiving Party by a third party having no confidential obligation to the other Party to this Agreement with regard to such information, or (c) is developed by the receiving Party independently of such information. Upon demand by a disclosing Party at any time, or upon expiration or termination of this Agreement with respect to any Service, the Party receiving information agrees promptly to return or destroy, at its option, all confidential information. If such confidential information is destroyed, an authorized officer of the Party who received the information shall certify, at the other Party’s request, such destruction in writing. Notwithstanding the foregoing, the receiving Party’s legal department may maintain a copy of such confidential information in its restricted access files for actual or anticipated litigation, regulatory compliance or corporate record keeping purposes, and the receiving Party shall not be required to destroy any computer records or files containing any such confidential information that have been created pursuant to automatic electronic archiving and back-up procedures in the ordinary course of business where it would be unduly burdensome to do so or would be contrary to applicable Law or applicable rules or regulations of any national securities exchange.

Article VII
TERMINATION

Section 7.1 Termination.

(a) This Agreement may be terminated during the Term (i) by the Company upon 60 days’ prior written notice to Orgenesis Parent, which termination will be effective on the first day of the calendar month following the expiration of such 60-day period; (ii) at the written election of the non-breaching Party in the event of a material breach or default by a Party of its obligations hereunder (other than as contemplated under subparagraph (iii) below) that is not cured within 15 days after written notice of such breach is provided to the breaching Party by the non-breaching Party; or (iii) by Orgenesis Parent if the Company fails to pay any amount when due hereunder and such amount remains unpaid for 20 Business Days after written notice of such non-payment is provided by Orgenesis Parent to the Company.

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(b) No termination of this Agreement shall discharge, affect or otherwise modify in any manner the rights or obligations of the Parties that have accrued or have been incurred prior to such termination, including, without limitation, the obligation of the Company to pay Orgenesis Parent any and all amounts payable hereunder for, or related to, any Services provided prior to the effective date of such termination.

Section 7.2 Insolvency. In the event that either Party (i) files a petition in bankruptcy, (ii) becomes or is declared insolvent, or becomes the subject of any proceedings (not dismissed within 60 days) related to its liquidation, insolvency or the appointment of a receiver, (iii) makes an assignment on behalf of all or substantially all of its creditors or (iv) takes any corporate action for its winding up or dissolution, then the other Party shall have the right to terminate this Agreement by providing written notice.

Article VIII
GENERAL PROVISIONS

Section 8.1 Assignment. This Agreement may not be assigned by operation of Law or otherwise by any Party without the express written consent of the other Party and Investor, and any attempted assignment without such consent shall be null and void.

Section 8.2 Acknowledgment. The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any provision of this Agreement.

Section 8.3 Entire Agreement. This Agreement, including the Schedules hereto, and the Purchase Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof. In the event of a conflict between the body of this Agreement and the Schedules hereto, the body of this Agreement shall take precedence over the Schedules. In the event of a conflict between this Agreement and the Purchase Agreement, the Purchase Agreement shall take precedence over this Agreement.

Section 8.4 Amendment. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company, Orgenesis Parent and Investor, or in the case of a waiver, by the Party against whom the waiver is to be effective.

Section 8.5 Governing Law. This Agreement and any claim, controversy or dispute arising out of or related to this Agreement and/or the interpretation and enforcement of the rights and duties of the Parties, whether arising in contract, tort, equity or otherwise, shall be governed by and construed in accordance with the domestic Laws of the State of Delaware (including in respect of the statute of limitations or other limitations period applicable to any such claim, controversy or dispute), without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

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Section 8.6 Jurisdiction. THE PARTIES AGREE THAT ALL DISPUTES, LEGAL ACTIONS, SUITS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT MUST BE BROUGHT EXCLUSIVELY IN A FEDERAL DISTRICT COURT LOCATED IN THE DISTRICT OF DELAWARE OR THE DELAWARE CHANCERY COURT IN NEW CASTLE COUNTY, DELAWARE (COLLECTIVELY THE “DESIGNATED COURTS”). EACH PARTY HEREBY CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE DESIGNATED COURTS. NO LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY OTHER FORUM. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL CLAIMS OF IMMUNITY FROM JURISDICTION AND ANY OBJECTION WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING IN ANY DESIGNATED COURT, INCLUDING ANY RIGHT TO OBJECT ON THE BASIS THAT ANY DISPUTE, ACTION, SUIT OR PROCEEDING BROUGHT IN THE DESIGNATED COURTS HAS BEEN BROUGHT IN AN IMPROPER OR INCONVENIENT FORUM OR VENUE. EACH OF THE PARTIES ALSO AGREES THAT DELIVERY OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT TO A PARTY HEREOF IN COMPLIANCE WITH SECTION 8.8 SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING IN A DESIGNATED COURT WITH RESPECT TO ANY MATTERS TO WHICH THE PARTIES HAVE SUBMITTED TO JURISDICTION AS SET FORTH ABOVE.

Section 8.7 Waiver of Jury Trial. EACH OF THE PARTIES WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS AGREEMENT IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

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Section 8.8 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (a) when delivered personally to the recipient, (b) when sent by electronic mail or facsimile, on the date of transmission to such recipient, (c) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (d) four Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to Orgenesis	Orgenesis Inc.
Parent:	20271 Goldenrod Lane Germantown, MD 20876 Attention: Vered Caplan Email: vered.c@orgenesis.com

Copy to:	Pearl Cohen Zedek Latzer Baratz LLP 1500 Broadway New York, NY 10036 Attention: Mark Cohen Email: MCohen@PearlCohen.com

If to the Company:	Morgenesis LLC c/o Pearl Cohen Zedek Latzer Baratz LLP 1500 Broadway New York, NY 10036 Attention: Mark Cohen, Esq. Email: MCohen@PearlCohen.com

Copy to:	Pearl Cohen Zedek Latzer Baratz LLP 1500 Broadway New York, NY 10036 Attention: Mark Cohen Email: Mcohen@PearlCohen.com

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

Section 8.9 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, and by each Party on separate counterparts. Each such counterpart shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by the other Party. Until and unless each Party has received a counterpart hereof signed by the other Party, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Delivery of a counterpart hereof by email attachment shall be an effective mode of delivery.

Section 8.10 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.11 No Third Party Beneficiaries. Except as expressly set forth herein, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person, other than the Parties and their respective successors and assigns; provided, that the Investor shall be an express third-party beneficiary of this Agreement, this Agreement shall expressly inure to the benefit of the Investor, and the Investor shall be entitled to rely on and enforce the provisions of this Agreement.

Section 8.12 Relationship of the Parties. Orgenesis Parent shall perform all Services described hereunder as an independent contractor, and this Agreement is not intended to and does not, and any course of dealing contemplated by providing the Services hereunder will not, create a fiduciary relationship, joint venture, partnership, employment or relationship of trust or agency between the Parties. Neither Party shall have, nor shall either Party hold itself out as having, any power or right, either express or implied, to bind the other Party contractually unless such other Party shall consent thereto in writing.

Section 8.13 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

[Signature page follows.]

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IN WITNESS WHEREOF, authorized representatives of the Parties are signing this Agreement as of the Execution Date.

Morgenesis LLC

By:	/s/ Vered Caplan
Name:	Vered Caplan
Title:	Chief Executive Officer

Orgenesis Inc.

By:	/s/ Vered Caplan
Name:	Vered Caplan
Title:	Chief Executive Officer

[Signature Page to Services Agreement]

SCHEDULE I

SERVICES

I-1

SCHEDULE II

PAYMENT

II-1